                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


Date of Report (Date of earliest event reported):  September 15, 2003
                                                   ------------------


                          HIENERGY TECHNOLOGIES, INC.
                -----------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE            0 - 32093              91-2022980
         ----------           ---------              ----------
       (State or other       (Commission          (I.R.S. Employer
        Jurisdiction         File Number)        Identification No.)
      of incorporation)



          1601 ALTON PARKWAY, UNIT B
              IRVINE, CALIFORNIA                          92606
     ----------------------------------------           ---------
    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:     949.757.0855
                                                     ------------------


       ---------------------------------------------------------------
        (Former name or former address, if changed since last report)



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ITEM 9.   REGULATION FD DISCLOSURE


HiEnergy Technologies, Inc. ("we," "us" or the "Company") furnishes this report on Form 8-K pursuant to Regulation FD. The purpose of this report is to announce that HiEnergy Technologies, Inc. has been cleared by the US Army to present two scientific papers at the International Conference on Requirements and Technologies for the Detection, Removal and Neutralization of Landmines and UXO, which is taking place in Brussels, Belgium, September 15-18, 2003. HiEnergy's patent application for the SuperSenzor had been under US Army Secrecy Orders from October 22, 2002 until February 25, 2003.

The Company's Chief Scientific Officer, Dr. Bogdan C. Maglich, along with two of the Company's senior scientists, Dr. Mu Young Lee and Dr. Tsuey-Fen Chuang will be presenting the scientific papers at the conference.

The first paper is entitled, "'SuperSenzor' Directed Fast Neutron System for Landmine Confirmation", and will be presented by Dr. Mu Young Lee, SuperSenzor Project Leader. The second paper is entitled, "`MiniSenzor' for Humanitarian Non-invasive Chemical Identification of UXO Fillers", and will be presented by Dr. Tsuey-Fen Chuang, Stoichiometry Project Leader. Both of the scientific papers are co-authored by Dr. Bogdan C. Maglich, Dr. Tsuey-Fen Chuang, Dr. Mu Young Lee, Christian Druey, and Dr. George W. Kamin. The scientific materials are scheduled to be presented on Wednesday, September 17, 2003, as part of a session on Bulk Explosives Detection.



Ex. No. Exhibit


99.1     "'SuperSenzor'  Directed Fast Neutron System for Landmine Confirmation"
         Paper

99.2 "'MiniSenzor' for Humanitarian Non-invasive Chemical Identification of UXO Fillers" Paper





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIENERGY TECHNOLOGIES, INC.

  September 15, 2003               By:/S/ Bogdan C. Maglich
--------------------               -----------------------------------
     (Date)                        Name: Bogdan C. Maglich, Chief
                                         Executive Officer, Chairman of the
                                         Board, President and Treasurer